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                                                                Exhibit  21.1
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                            SUBSIDIARIES OF THE REGISTRANT



SUBSIDIARIES:


    Immunex Manufacturing Corporation
    Incorporated in the State of Washington
    51 University Street
    Seattle,  WA   98101


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